UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

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NCI Building Systems, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-14315 (Commission File Number)	76-0127701 (IRS Employer Identification No.)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.
See disclosure in Item 2.03 below, which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 2, 2017, NCI Building Systems, Inc. (“NCI”), entered into Amendment No. 2 (the “Amendment”) to its existing Credit Agreement, dated as of June 22, 2012, between NCI, as borrower, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent and the other financial institutions party thereto from time to time (as previously amended by Amendment No. 1, dated as of June 24, 2013, the “Existing Term Loan Facility” and, as amended, the “Term Loan Facility”)), primarily to extend the maturity date and reduce the interest rate applicable to all of the outstanding term loans under the Term Loan Facility.
Prior to the Amendment, approximately $144.15 million of term loans (the “Existing Tranche B Term Loans”) were outstanding under the Existing Term Loan Facility. Pursuant to the Amendment, certain lenders under the Existing Term Loan Facility extended their Existing Tranche B Term Loans, in an aggregate amount, along with new term loans advanced by certain new lenders of approximately $144.15 million (the “New Tranche B Term Loans”). The proceeds of the New Tranche B Term Loans advanced by the new lenders were used to prepay in full all of the Existing Tranche B Term Loans that were not extended as New Tranche B Term Loans. Pursuant to the Amendment, the maturity date of the New Tranche B Term Loans was extended to June 24, 2022.
Prior to the Amendment, the Existing Tranche B Term Loans bore interest at a floating rate measured by reference to, at NCI’s option, either (i) an adjusted London inter-bank offered rate, or “LIBOR,” not less than 1.00 percent plus a borrowing margin of 3.25 percent per annum or (ii) an alternate base rate plus a borrowing margin of 2.25 percent per annum. Pursuant to the Amendment, the New Tranche B Term Loans will bear interest at a floating rate measured by reference to, at NCI’s option, either (i) an adjusted LIBOR not less than 1.00 percent plus a borrowing margin of 3.00 percent per annum or (ii) an alternative base rate plus a borrowing margin of 2.00 percent per annum.
The New Tranche B Term Loans will be secured by the same collateral and guaranteed by the same guarantors as the Existing Tranche B Term Loans under the Existing Term Loan Facility. Voluntary prepayments of the New Tranche B Term Loans are permitted at any time, in minimum principal amounts, without premium or penalty, subject to a 1.00 percent premium payable in connection with certain repricing transactions within the first six months. The Amendment also includes certain other changes to the Term Loan Facility.
A copy of the Amendment is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such agreement.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1
Amendment No. 2 to the Credit Agreement, dated as of May 2, 2017, among NCI Building Systems, Inc., as borrower, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent and the other financial institutions party thereto from time to time.

99.1	Press Release dated May 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

BY:	/s/ Todd R. Moore
Todd R. Moore
Executive Vice President, General Counsel
and Secretary

Date: May 2, 2017

EXHIBIT INDEX

Exhibit Number	Description
10.1
Amendment No. 2 to the Credit Agreement, dated as of May 2, 2017, among NCI Building Systems, Inc., as borrower, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent and the other financial institutions party thereto from time to time.

99.1	Press Release dated May 2, 2017.